As filed with the Securities and Exchange Commission on October 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JETBLUE AIRWAYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0617894
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

118-29 Queens Boulevard
Forest Hills, New York 11375

(Address of Principal Executive Offices) (Zip Code)

JETBLUE AIRWAYS CORPORATION 2002 STOCK INCENTIVE PLAN
JETBLUE AIRWAYS CORPORATION CREWMEMBER STOCK PURCHASE PLAN

(Full Title of the Plan(s))

James G. Hnat
General Counsel
118-29 Queens Boulevard
Forest Hills, New York 11375

(Name and Address of Agent for Service)

(718) 709-3026

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Richard F. Langan, Jr., Esq.
Bruce Rosenthal, Esq.

Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
(212) 940-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
JetBlue Airways Corporation 2002 Stock Incentive Plan Common Stock, $0.01 par value (3)	12,077,731 shares	$18.19	$219,693,926.89	$25,857.98
JetBlue Airways Corporation Crewmember Stock Purchase Plan Common Stock, $0.01 par value (3)	9,058,298 shares	$18.19	$164,770,440.62	$19,393.48
	21,136,029 shares		Aggregate Registration Fee	$45,251.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant's Common Stock on October 21, 2005, as reported by the Nasdaq National Market.

(3)	Each share of Common Stock includes one stockholder right to purchase the Registrant's Series A Participating Preferred Stock.

EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities under the JetBlue Airways Corporation 2002 Stock Incentive Plan (the "Incentive Plan") and the JetBlue Airways Corporation Crewmember Stock Purchase Plan (the "Purchase Plan" and, together with the Incentive Plan, the "Plans"). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-86444, filed by the Registrant on April 17, 2002 with the Securities and Exchange Commission (the "Commission") relating to the Plans are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.    Interests of Named Experts and Counsel

Not Applicable.

Item 8.    Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

Exhibit No.	Exhibit Description
5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of October, 2005.

JETBLUE AIRWAYS CORPORATION
By: /s/ James G. Hnat
James G. Hnat Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Owen and James G. Hnat, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing and power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Neeleman	Chief Executive Officer and Director	October 24, 2005

David Neeleman

/s/ John Owen	Chief Financial Officer (Principal Financial Officer)	October 24, 2005

John Owen

/s/ Holly Nelson	Vice President and Controller (Principal Accounting Officer)	October 24, 2005

Holly Nelson

/s/ David Barger	Director	October 24, 2005

David Barger

/s/ David Checketts	Director	October 24, 2005

David Checketts

/s/ Kim Clark	Director	October 24, 2005

Kim Clark

/s/ Joy Covey	Director	October 24, 2005

Joy Covey

/s/ Angela Gittens	Director	October 24, 2005

Angela Gittens

Name	Title	Date

/s/ Michael Lazarus	Director	October 24, 2005

Michael Lazarus

/s/ Neal Mozkowski	Director	October 24, 2005

Neal Moszkowski

/s/ Joel Peterson	Director	October 24, 2005

Joel Peterson

	Director	October , 2005

Ann Rhoades

/s/ Frank Sica	Director	October 24, 2005

Frank Sica

EXHIBIT INDEX

Exhibit No.	Description	Location
5.1	Opinion of Nixon Peabody LLP	Filed herewith.
23.1	Consent of Ernst & Young LLP	Filed herewith.
23.2	Consent of Nixon Peabody LLP	Included in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney	Contained on the signature page hereof.